UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 941-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James B. Frakes as Permanent Chief Executive Officer

Effective October 3, 2024, the board of directors (the “Board”) of Aethlon Medical, Inc. (the “Company”) appointed James B. Frakes to serve as the Company’s permanent Chief Executive Officer. He has been serving as Interim Chief Executive Officer since November 7, 2023. Mr. Frakes will also continue his role as Chief Financial Officer of the Company and as member of the Board.

Mr. Frakes has served as Interim Chief Executive Officer and as a director of the Company since November 2023, and has served as Chief Financial Officer of the Company since September 2010. Prior to being appointed as Chief Financial Officer, Mr. Frakes served as Senior Vice President, Finance of the Company from January 2008 to September 2010. He previously served as the Chief Financial Officer for Left Behind Games Inc., a start-up video game company. Prior to 2006, he served as Chief Financial Officer of NTN Buzztime, Inc., an interactive entertainment company. Mr. Frakes received an MBA from the University of Southern California and a B.A. with Honors from Stanford University.

In connection with Mr. Frakes’ appointment as the Company’s permanent Chief Executive Officer, the Company intends to enter into an amended executive employment agreement with Mr. Frakes to modify certain terms of his current agreement.

There is no arrangement or understanding between Mr. Frakes and any other person pursuant to which Mr. Frakes was appointed as the permanent Chief Executive Officer of the Company. There are no family relationships between Mr. Frakes and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Frakes has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Departure of Guy F. Cipriani as Chief Operating Officer

Effective October 3, 2024, Guy F. Cipriani, Chief Operating Officer of the Company, has departed the Company. Mr. Cipriani’s departure was not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices.

As a result of Mr. Cipriani’s departure, that executive employment agreement entered into by and between Mr. Cipriani and the Company on January 2, 2021, as amended (the “Employment Agreement”), terminated effective October 3, 2024. In connection with his departure, subject to his execution and non-revocation of a waiver and release of claims agreement, Mr. Cipriani will be entitled to receive twelve months’ severance and related separation benefits, consistent with the terms of his Employment Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024	Aethlon Medical, Inc.

	By:	/s/ James B. Frakes
	Name:	James B. Frakes Chief Executive Officer and Chief Financial Officer

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